Exhibit 99.1

FOR IMMEDIATE RELEASE

Western Union Reports Fourth Quarter and Full Year 2022 Results

•
Q4 GAAP revenue of $1.1 billion, down 15% on a reported basis, or 6% on an adjusted basis
•
GAAP EPS of $0.65, an increase of 55% year-over-year; Adjusted EPS of $0.32, a decrease of 50% year-over-year
•
Over $700 million of cash returned to shareholders in 2022; Board of Directors approves Q1 quarterly dividend of $0.235
•
New U.S. outbound branded digital customers grew 30% during the fourth quarter

DENVER, February 7, 2023– The Western Union Company(the “Company”) (NYSE: WU) today reported fourth quarter and full year 2022 results.

The Company’s fourth quarter revenue of $1.1 billion declined 15% on a reported basis, or 6% on a constant currency basis excluding the contribution from Business Solutions, compared to the prior year period. The suspension of operations in Russia and Belarus negatively impacted revenue by approximately three percentage points.

GAAP EPS in the fourth quarter was $0.65 compared to $0.42 in the prior year period. The year-over-year increase in GAAP EPS was primarily due to a non-cash charge related to the termination of the Company’s pension plan in the prior year period, while the current year period was impacted by the gain on sale of the United Kingdom Business Solutions business, a lower GAAP effective tax rate due to the reversal of significant uncertain tax positions, and lower share count, partially offset by lower operating profit.

Adjusted EPS in the fourth quarter was $0.32 compared to $0.64 in the prior year period. The year-over-year decline in adjusted EPS was driven by lower operating profit, a negative impact from currency, and a higher adjusted effective tax rate, partially offset by lower share count. In the prior year period, Business Solutions contributed approximately $0.08 to EPS, while operations in Russia and Belarus contributed approximately $0.06 to EPS.

“Fourth quarter and full year 2022 results were in-line with our expectations and our adjusted full year 2022 financial outlook. In October, we launched our “Evolve 2025” strategy to be the leading provider of branded accessible financial services to the aspiring populations of the world. Developing and delivering products that drive financial inclusion and enable our customers to move up the ladder of financial well-being is central to our strategy,” said Devin McGranahan, President and Chief Executive Officer of Western Union.

For a full reconciliation between GAAP and non-GAAP metrics, please see the “Non-GAAP Measures” section of this press release.

McGranahan added, “While we are still early in our journey, we are making progress against the goals we shared at our 2022 Investor Day. In the fourth quarter we saw a return to transaction growth in our branded digital business, completed the launch of our digital bank in Italy, and in 2022 opened over 60 owned and concept stores. Each of these marks progress against the four pillars of our strategy.”

The Board of Directors approved the quarterly dividend of $0.235 per common share, payable March 31, 2023, to shareholders of record at the close of business on March 17, 2023.

Q4 Business Results

•
C2C revenues declined 11% on a reported basis, or 9% constant currency, while transactions declined 12% compared to the prior year period. The suspension of operations in Russia and Belarus negatively impacted C2C revenue and transactions by three percentage points and nine percentage points, respectively. Regionally, transaction declines in Europe and CIS, North America, MEASA, and APAC were partially offset by transaction growth in LACA.

•
Branded Digital revenue declined 8% on a reported basis, or 6% constant currency. Transactions grew 2% in the quarter driven by the Company’s revised marketing strategy. The Company expects that revenue will be adversely impacted in the near term related to its revised marketing strategy, which includes promotional pricing activities. The suspension of operations in Russia and Belarus negatively impacted both Branded Digital revenue and transactions by 2 percentage points in the quarter.

Q4 Financial Results

•
GAAP operating margin in the quarter was 13.9%, compared to 24.7% in the prior year period. The adjusted operating margin was 15.8% compared to 24.9% in the prior year period, with the prior year positively impacted by 60 basis points from the inclusion of Business Solutions. The decrease in the adjusted operating margin was primarily due to lower revenue and higher investments in technology and marketing.

•
The GAAP effective tax rate in the quarter was (15.2%), compared to 6.7% in the prior year period with the decrease primarily due to the reversal of significant uncertain tax positions, partially offset by discrete benefits in the prior year period. The adjusted effective tax rate was 14.7% in the quarter, compared to 12.1% in the prior year period, primarily due to discrete benefits in the prior year period.

•
The Company returned $263 million to shareholders in the fourth quarter, consisting of $88 million in dividends and $175 million of share repurchases.

2022 Full Year Financial Results

•
The Company’s full year 2022 revenue of $4.5 billion declined 12% on a reported basis, or 4% on a constant currency basis excluding the contribution from Business Solutions, compared to the prior year. The suspension of operations in Russia and Belarus negatively impacted revenue by approximately two percentage points, while Argentina inflation benefited revenue by approximately one percentage point.

•
GAAP operating margin was 19.8%, compared to 22.1% in the prior year. The adjusted operating margin was 20.4% compared to 22.5% in the prior year, with the prior year positively impacted by 20 basis points from the inclusion of Business Solutions. The decrease in the adjusted operating margin was primarily due to lower revenue and investments in the Company’s “Evolve 2025” strategy, including technology and marketing.

•
The GAAP effective tax rate for 2022 was 9.7% compared to 13.9% in the prior year with the decrease due to the reversal of significant uncertain tax positions, partially offset by the sale of the Company's Business Solutions business. The adjusted effective tax rate was 15.0% compared to 12.7% in 2021. The increase in the adjusted effective tax rate was primarily due to an increase in the proportion of higher taxed earnings, the effects of changes in U.S. tax rules, and discrete benefits in the prior year.

•
GAAP EPS was $2.34, compared to $1.97 in 2021, while adjusted EPS was $1.76, compared to $2.19 in 2021. The increase in GAAP earnings per share was primarily due to the partial gain on sale of the Business Solutions business, a non-cash charge related to the termination of the Company’s pension plan in the prior year, lower share count, and a lower GAAP effective tax rate, partially offset by lower operating profit. The decline in adjusted EPS was due to lower operating profit and a higher adjusted effective tax rate, partially offset by lower share count. In 2021, Business Solutions and operations in Russia and Belarus contributed $0.44 to EPS and in 2022, Business Solutions and operations in Russia and Belarus contributed $0.09 to EPS.

•
GAAP cash flow from operating activities for the year was $582 million. The Company returned approximately $713 million to shareholders in dividends and share repurchases for the full year.

•
During 2021, the Company entered into an agreement to sell its Business Solutions business to Goldfinch Partners LLC and The Baupost Group LLC. The sale is expected to be completed in three closings, the first of which occurred on March 1,

2022, with the entirety of the cash consideration collected at that time. The first closing excluded the operations in the European Union and the United Kingdom and resulted in a gain of $151 million. The second closing, which included the United Kingdom operations, occurred on December 31, 2022, and resulted in a gain of $97 million. The third closing, which includes the European Union operations, is currently expected to occur in the second quarter of 2023, pending regulatory approvals, at which time an estimated pre-tax gain of approximately $22 million will be recognized, subject to regulatory capital adjustments.

2023 Outlook

Today, the Company reaffirmed its 2023 adjusted full year financial outlook provided on October 20, 2022. The outlook assumes no material changes in macroeconomic conditions, including changes in foreign currencies.

The 2023 outlook is as follows:

	GAAP	Adjusted
Revenue[1]	(9%) to (7%)	(4%) to (2%)
Operating Margin	18% to 20%	19% to 21%
EPS	$1.48 to $1.58	$1.55 to $1.65

1 Adjusted revenue is constant currency and proforma for the planned sale of Business Solutions

Non-GAAP Measures

Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods. Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company’s website at https://ir.westernunion.com.

GAAP figures (2023 and 2022 only) reflect an expected partial year of Business Solutions ownership, including contractual payments to the buyers, representing profits between the first and third closings. Adjusted constant currency revenue growth metrics exclude contributions from Business Solutions. Adjusted operating profit metrics exclude contributions from Business Solutions (2023 and 2022 only), expenses related to the Company’s operating expense redeployment program, acquisition and divestiture costs, Russia and Belarus exit costs, and Business Solutions exit costs, as applicable. Adjusted effective tax rate and earnings per share metrics exclude the following items and the related taxes, as applicable: the gain on sale of Business Solutions, expenses related to the Company’s operating expense redeployment program, acquisition and divestiture costs, Russia and Belarus exit costs, Business Solutions exit costs, the reversal of significant uncertain tax positions, the impact from the gain on an investment sale, debt retirement expenses, Business Solutions change in permanent reinvestment tax assertion, and non-cash expenses associated with the termination of the Company’s pension plan.

Additional Statistics

Additional key statistics for the quarter and historical trends can be found in the supplemental tables included with this press release.

All amounts included in the supplemental tables to this press release are rounded to the nearest tenth of a million, except as otherwise noted. As a result, the percentage changes and margins disclosed herein may not recalculate precisely using the rounded amounts provided.

Environmental, Social, and Governance (ESG)

Western Union is committed to making a positive impact. For more details on how Western Union is addressing some of the most pressing issues facing society, our shared environment, and our Company, please view our latest ESG report: https://corporate.westernunion.com/esg.

Investor and Analyst Conference Call and Presentation

The Company will host a conference call and webcast at 4:30 p.m. ET today.

To listen to the conference call via telephone in the U.S., dial +1 (719) 359-4580 or +1 (253) 215-8782 fifteen minutes prior to the start of the call, followed by the meeting ID, which is 938 8956 6219 and the passcode, which is 275521. To listen to the conference call via telephone outside the U.S., dial the country number from the international directory, followed by the meeting ID, which is 938 8956 6219 and the passcode, which is 275521.

The webcast and presentation will be available at https://ir.westernunion.com. Registration for the event is required, so please register at least fifteen minutes prior to the scheduled start time. A webcast replay will be available shortly after the event.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "targets," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook," "projects," "designed to," and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and “might” are intended to identify such forward-looking statements. Readers of this press release of The Western Union Company (the “Company,” “Western Union,” “we,” “our,” or “us”) should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the Risk Factors section and throughout the Annual Report on Form 10-K for the year ended December 31, 2021. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic downturns and trade disruptions, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns or other events, such as public health emergencies, epidemics, or pandemics, such as COVID-19, civil unrest, war, terrorism, natural disasters, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price or customer experience, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including digital, mobile and internet-based services, card associations, and card-based payment providers, and with digital currencies and related exchanges and protocols, and other innovations in technology and business models; geopolitical tensions, political conditions and related actions, including trade restrictions and government sanctions, which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents, clients, or other partners; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; mergers, acquisitions, and the integration of acquired businesses and technologies into our Company, divestitures, and the failure to realize anticipated financial benefits from these transactions, and events requiring us to write down our goodwill; decisions to change our business mix; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; changes in tax laws, or their interpretation, any subsequent regulation, and unfavorable resolution of tax contingencies; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; our ability to realize the anticipated benefits from restructuring-related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to attract and retain qualified key employees and to manage our workforce successfully; failure to manage credit and fraud risks presented by our agents, clients, and consumers; adverse rating actions by credit rating agencies; our ability to protect our trademarks, patents, copyrights, and other intellectual property rights, and to defend ourselves against potential intellectual property infringement claims; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents, or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud, and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations, in the United States and abroad, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, our licensing arrangements, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, consumer protection requirements, remittances, immigration, and sustainability reporting including climate-related reporting; liabilities, increased costs or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators; liabilities resulting from litigation, including class-action lawsuits and similar matters, and regulatory enforcement actions, including costs, expenses, settlements, and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy, data use, the transfer of personal data between jurisdictions, and information security, including with respect to the General Data Protection Regulation in the European Union and the California Consumer Privacy Act; failure to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities in the United States and abroad related to consumer protection and derivative transactions; effects of unclaimed property laws or their interpretation or the enforcement thereof; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations, or industry standards affecting our business; (iii) other events, such as catastrophic events; and management’s ability to identify and manage these and other risks.

# # #

About Western Union

The Western Union Company (NYSE: WU) is a global leader in cross-border, cross-currency money movement and payments. Western Union’s platform provides seamless cross-border flows and its leading global financial network bridges more than 200 countries and territories and approximately 130 currencies. We connect consumers, businesses, financial institutions, and governments through one of the world’s widest reaching networks, accessing billions of bank accounts, millions of digital wallets and cards, and a substantial global network of retail locations. Western Union connects the world to bring boundless possibilities within reach. For more information, visit www.westernunion.com.

WU-G

Contacts:

Media Relations:

Claire Treacy

media@westernunion.com

Investor Relations:

Tom Hadley

WesternUnion.IR@westernunion.com

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	4Q21	FY2021	1Q22	2Q22	3Q22	4Q22	FY2022
Consolidated Metrics
Revenues (GAAP) - YoY % change		1%	5%	(4)%	(12)%	(15)%	(15)%	(12)%
Adjusted revenues (non-GAAP) - YoY % change	(a)	1%	4%	(1)%	(4)%	(6)%	(6)%	(4)%
Operating margin (GAAP)		24.7%	22.1%	20.5%	23.2%	21.3%	13.9%	19.8%
Adjusted operating margin (non-GAAP) (1)	(b)	N/A	N/A	21.8%	23.3%	20.6%	15.8%	20.4%
Adjusted EBITDA margin (non-GAAP)	(b)	28.7%	26.6%	26.2%	27.5%	24.9%	20.2%	24.7%

Consumer-to-Consumer (C2C) Segment Metrics
Revenues (GAAP) - YoY % change		(1)%	4%	(5)%	(9)%	(11)%	(11)%	(9)%
Adjusted revenues (non-GAAP) - YoY % change	(f)	0%	3%	(3)%	(6)%	(8)%	(9)%	(6)%

Transactions (in millions)		78.3	305.9	69.7	68.2	66.9	69.3	274.1
Transactions - YoY % change		0%	5%	(4)%	(13)%	(12)%	(12)%	(10)%

Cross-border principal, as reported - YoY % change		5%	15%	(3)%	(12)%	(13)%	(12)%	(10)%
Cross-border principal (constant currency) - YoY % change	(g)	5%	14%	(1)%	(9)%	(9)%	(9)%	(7)%

Operating margin		24.2%	22.2%	20.7%	22.0%	19.7%	14.1%	19.2%

Branded Digital revenues (GAAP) - YoY % change	(gg)	9%	18%	4%	(1)%	(8)%	(8)%	(3)%
Branded Digital foreign currency translation impact	(i)	0%	(1)%	1%	2%	3%	2%	2%
Adjusted Branded Digital revenues (non-GAAP) - YoY % change	(gg)	9%	17%	5%	1%	(5)%	(6)%	(1)%
Branded Digital transactions - YoY % change	(gg)	6%	19%	0%	(3)%	(1)%	2%	0%

______________________________________________________________________________________________

(1) Concurrent with the sale in the first quarter of 2022, the Business Solutions operating income has been excluded. See tickmark (p) below for more information.

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	4Q21	FY2021	1Q22	2Q22	3Q22	4Q22	FY2022
C2C Segment Regional Metrics - YoY % change
NA region revenues (GAAP)	(aa), (bb)	2%	1%	(1)%	(2)%	(5)%	(7)%	(4)%
NA region foreign currency translation impact	(i)	0%	0%	0%	0%	0%	0%	0%
Adjusted NA region revenues (non-GAAP)	(aa), (bb)	2%	1%	(1)%	(2)%	(5)%	(7)%	(4)%
NA region transactions	(aa), (bb)	(2)%	(1)%	(6)%	(6)%	(5)%	(2)%	(5)%

EU & CIS region revenues (GAAP)	(aa), (cc)	(8)%	3%	(14)%	(21)%	(23)%	(23)%	(20)%
EU & CIS region foreign currency translation impact	(i)	1%	(3)%	4%	5%	7%	6%	5%
Adjusted EU & CIS region revenues (non-GAAP)	(aa), (cc)	(7)%	0%	(10)%	(16)%	(16)%	(17)%	(15)%
EU & CIS region transactions	(aa), (cc)	1%	13%	(7)%	(30)%	(32)%	(31)%	(25)%

MEASA region revenues (GAAP)	(aa), (dd)	2%	4%	2%	(4)%	(5)%	(9)%	(4)%
MEASA region foreign currency translation impact	(i)	0%	0%	1%	1%	2%	2%	2%
Adjusted MEASA region revenues (non-GAAP)	(aa), (dd)	2%	4%	3%	(3)%	(3)%	(7)%	(2)%
MEASA region transactions	(aa), (dd)	6%	10%	5%	(3)%	(1)%	(5)%	(1)%

LACA region revenues (GAAP)	(aa), (ee)	8%	22%	2%	2%	0%	11%	4%
LACA region foreign currency translation impact	(i)	4%	2%	3%	2%	4%	2%	3%
Adjusted LACA region revenues (non-GAAP)	(aa), (ee)	12%	24%	5%	4%	4%	13%	7%
LACA region transactions	(aa), (ee)	2%	9%	2%	4%	3%	8%	5%

APAC region revenues (GAAP)	(aa), (ff)	0%	6%	(6)%	(10)%	(16)%	(20)%	(13)%
APAC region foreign currency translation impact	(i)	0%	(3)%	3%	4%	5%	6%	4%
Adjusted APAC region revenues (non-GAAP)	(aa), (ff)	0%	3%	(3)%	(6)%	(11)%	(14)%	(9)%
APAC region transactions	(aa), (ff)	(13)%	(7)%	(13)%	(11)%	(11)%	(12)%	(12)%

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	4Q21	FY2021	1Q22	2Q22	3Q22	4Q22	FY2022
% of C2C Revenue
NA region revenues	(aa), (bb)	38%	37%	39%	40%	40%	39%	40%
EU & CIS region revenues	(aa), (cc)	31%	32%	29%	28%	28%	27%	28%
MEASA region revenues	(aa), (dd)	15%	15%	17%	16%	16%	16%	16%
LACA region revenues	(aa), (ee)	9%	9%	9%	10%	10%	12%	10%
APAC region revenues	(aa), (ff)	7%	7%	6%	6%	6%	6%	6%

Branded Digital revenues	(aa)	21%	20%	22%	22%	21%	21%	22%

Other (primarily bill payments businesses in Argentina and the United States and money orders)
Revenues (GAAP) - YoY % change		5%	(1)%	8%	19%	0%	20%	12%
Operating margin		21.3%	19.6%	31.7%	40.1%	33.4%	35.5%	35.4%

% of Total Company Revenue (GAAP)
Consumer-to-Consumer segment revenues		87%	87%	86%	90%	90%	90%	89%
Business Solutions segment revenues		8%	8%	8%	3%	4%	3%	5%
Other revenues		5%	5%	6%	7%	6%	7%	6%

* See the “Notes to Key Statistics” section of the press release for the applicable Note references and the reconciliation of non-GAAP financial measures, unless already reconciled herein.

THE WESTERN UNION COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2022	2021	% Change	2022	2021	% Change
Revenues	$1,091.9	$1,284.8	(15)%	$4,475.5	$5,070.8	(12)%
Expenses:
Cost of services	681.0	715.3	(5)%	2,626.4	2,896.4	(9)%
Selling, general, and administrative	259.3	252.7	3%	964.2	1,051.3	(8)%
Total expenses	940.3	968.0	(3)%	3,590.6	3,947.7	(9)%
Operating income	151.6	316.8	(52)%	884.9	1,123.1	(21)%
Other income/(expense):
Gain on divestiture of business (a)	96.9	—	(b)	248.3	—	(b)
Gain on sale of noncontrolling interest in a private company	—	—	(b)	—	47.9	(b)
Pension settlement charges	—	(109.8)	(b)	—	(109.8)	(b)
Interest income	6.6	0.3	(b)	13.9	1.4	(b)
Interest expense	(26.2)	(25.8)	2%	(101.0)	(105.5)	(4)%
Other expense, net	(12.4)	(0.6)	(b)	(37.5)	(21.7)	(b)
Total other income/(expense), net	64.9	(135.9)	(b)	123.7	(187.7)	(b)
Income before income taxes	216.5	180.9	20%	1,008.6	935.4	8%
Provision/(benefit) for income taxes	(32.9)	12.1	(b)	98.0	129.6	(24)%
Net income	$249.4	$168.8	48%	$910.6	$805.8	13%
Earnings per share:
Basic	$0.65	$0.42	55%	$2.35	$1.98	19%
Diluted	$0.65	$0.42	55%	$2.34	$1.97	19%
Weighted-average shares outstanding:
Basic	382.5	400.1		387.2	406.8
Diluted	383.9	401.7		388.4	408.9

_________________________________________________

(a)
On March 1, 2022 and December 31, 2022, the Company completed the first and second closes, respectively, of the sale of its Business Solutions business to Goldfinch Partners LLC and The Baupost Group LLC (collectively, the "Buyer"), and received cash consideration of $887.2 million, net of cash divested, subject to the remaining close and regulatory capital adjustments. The first closing excluded the operations in the European Union and the United Kingdom and the second closing included the United Kingdom operations. The third closing is expected to occur in the second quarter of 2023 and includes the European Union operations.
(b)
Calculation not meaningful.

THE WESTERN UNION COMPANY

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions, except per share amounts)

	December 31,	December 31,
	2022	2021
Assets
Cash and cash equivalents	$1,285.9	$1,208.3
Settlement assets	3,486.8	2,843.5
Property and equipment, net of accumulated depreciation of $512.8 and $650.4, respectively	109.6	129.4
Goodwill	2,034.6	2,034.6
Other intangible assets, net of accumulated amortization of $616.3 and $731.8, respectively	457.9	417.1
Other assets	859.9	737.7
Assets held for sale (a)	261.6	1,452.9
Total assets	$8,496.3	$8,823.5
Liabilities and stockholders' equity
Liabilities:
Accounts payable and accrued liabilities	$464.0	$450.2
Settlement obligations	3,486.8	2,843.5
Income taxes payable	725.3	870.7
Deferred tax liability, net	158.5	203.8
Borrowings	2,616.8	3,008.4
Other liabilities	384.6	269.4
Liabilities associated with assets held for sale (a)	182.5	821.9
Total liabilities	8,018.5	8,467.9

Stockholders' equity:
Preferred stock, $1.00 par value; 10 shares authorized; no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized; 373.5 shares and 393.8 shares issued and outstanding as of December 31, 2022 and 2021, respectively	3.7	3.9
Capital surplus	995.9	941.0
Accumulated deficit	(353.9)	(537.2)
Accumulated other comprehensive loss	(167.9)	(52.1)
Total stockholders' equity	477.8	355.6
Total liabilities and stockholders' equity	$8,496.3	$8,823.5

_________________________________________________

(a)
Includes balances associated with the Company’s Business Solutions business, which were held for sale as of December 31, 2022 and 2021, respectively. On March 1, 2022, the Company completed the first closing of the Business Solutions business, which excluded the operations of the European Union and the United Kingdom, and received the entire cash consideration. On December 31, 2022, the Company completed the second closing, which included the United Kingdom operations.

THE WESTERN UNION COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities
Net income	$910.6	$805.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	42.7	49.6
Amortization	141.1	158.6
Pension settlement charges	—	109.8
Gain on divestiture of business, excluding transaction costs	(254.8)	—
Gain on the sale of noncontrolling interest in a private company	—	(47.9)
Deferred income tax benefit	(26.7)	(2.6)
Other non-cash items, net	115.4	149.6
Increase/(decrease) in cash, excluding the effects of divestitures, resulting from changes in:
Other assets	(209.2)	(73.0)
Accounts payable and accrued liabilities	42.6	(24.8)
Income taxes payable	(152.7)	(56.2)
Other liabilities	(27.4)	(23.6)
Net cash provided by operating activities	581.6	1,045.3
Cash flows from investing activities
Payments for capitalized contract costs	(71.9)	(107.5)
Payments for internal use software	(104.4)	(69.4)
Purchases of property and equipment	(31.9)	(37.7)
Purchases of settlement investments	(1,160.0)	(433.0)
Proceeds from the sale of settlement investments	919.3	755.3
Maturities of settlement investments	169.7	229.7
Proceeds from the sale of noncontrolling interest in a private company	—	50.9
Purchase of noncontrolling interest in stc Bank	—	(200.0)
Purchases of non-settlement investments	(400.0)	—
Proceeds from the sale of non-settlement investments	300.0	—
Proceeds from divestiture, net of cash divested	887.2	—
Other investing activities	17.5	3.7
Net cash provided by investing activities	525.5	192.0
Cash flows from financing activities
Cash dividends and dividend equivalents paid	(364.2)	(381.6)
Common stock repurchased	(369.9)	(409.9)
Net proceeds from/(repayments of) commercial paper	(95.0)	195.0
Net proceeds from issuance of borrowings	—	891.7
Principal payments on borrowings	(300.0)	(1,150.0)
Make-whole premium on early extinguishment of debt	—	(14.3)
Proceeds from exercise of options	9.5	11.6
Net change in settlement obligations	(56.4)	(412.2)
Other financing activities	(1.3)	0.2
Net cash used in financing activities	(1,177.3)	(1,269.5)
Net change in cash and cash equivalents, including settlement, and restricted cash	(70.2)	(32.2)
Cash and cash equivalents, including settlement, and restricted cash at beginning of period	2,110.9	2,143.1
Cash and cash equivalents, including settlement, and restricted cash at end of period	$2,040.7	$2,110.9
Reconciliation of balance sheet cash and cash equivalents to cash flows:
Cash and cash equivalents on balance sheet	$1,285.9	$1,208.3
Settlement cash and cash equivalents	708.1	835.5
Restricted cash in Other assets	41.5	29.4
Cash and cash equivalents included in Assets held for sale	5.2	37.7
Cash and cash equivalents, including settlement, and restricted cash at end of period	$2,040.7	$2,110.9

THE WESTERN UNION COMPANY

SUMMARY SEGMENT DATA

(Unaudited)

(in millions, unless indicated otherwise)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2022	2021	% Change	2022	2021	% Change
Revenues:
Consumer-to-Consumer	$985.2	$1,111.5	(11)%	$3,993.5	$4,394.0	(9)%
Business Solutions (a)	29.5	109.2	(73)%	196.9	421.8	(53)%
Other (b)	77.2	64.1	20%	285.1	255.0	12%
Total consolidated revenues	$1,091.9	$1,284.8	(15)%	$4,475.5	$5,070.8	(12)%
Segment operating income:
Consumer-to-Consumer	$138.6	$269.5	(49)%	$765.1	$977.6	(22)%
Business Solutions (a)	6.8	33.6	(80)%	58.5	95.5	(39)%
Other (b)	27.4	13.7	(c)	100.8	50.0	(c)
Total segment operating income	172.8	316.8	(45)%	924.4	1,123.1	(18)%
Russia/Belarus exit costs (d)	0.6	—	(c)	(10.0)	—	(c)
Business Solutions exit costs(d)	—	—	(c)	(7.7)	—	(c)
Operating expense redeployment program costs (e)	(21.8)	—	(c)	(21.8)	—	(c)
Total consolidated operating income	$151.6	$316.8	(52)%	$884.9	$1,123.1	(21)%
Segment operating income/(loss) margin
Consumer-to-Consumer	14.1%	24.2%	(10.1)%	19.2%	22.2%	(3.0)%
Business Solutions (a)	23.1%	30.8%	(7.7)%	29.7%	22.6%	7.1%
Other (b)	35.5%	21.3%	14.2%	35.4%	19.6%	15.8%

_________________________________________________

(a)
On August 4, 2021, the Company entered into an agreement to sell its Business Solutions business to the Buyer. The sale will be completed in three closings, the first of which occurred on March 1, 2022. The second occurred on December 31, 2022 and the third is expected in the second quarter of 2023. The remaining operations of the Business Solutions business continue to be included in Revenues and Operating income until closing. During the period between the first and third closings, the Company is required to pay the Buyer a measure of profit of the European Union and United Kingdom operations, while owned by the Company, adjusted for the occupancy charges for employees of the Buyer using Company facilities and other items, as contractually agreed, which was included in Other income/(expense), net in the Consolidated Statements of Income. The related income tax expense on this income was also passed to the Buyer.
(b)
Other primarily includes the Company’s bill payment services which facilitate payments from consumers to businesses and other organizations and the Company’s money order services.
(c)
Calculation not meaningful.
(d)
Represents the exit costs incurred in connection with the suspension of operations in Russia and Belarus and the divestiture of the Business Solutions business.
(e)
Represents severance and other expenses associated with the Company's operational excellence program to redeploy expenses in its cost base through optimizations in vendor management, real estate, marketing, and people costs.

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

Western Union’s management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding the Company’s operating results to assist management, investors, analysts, and others in understanding the Company’s financial results and to better analyze trends in the Company’s underlying business because they provide consistency and comparability to prior periods.

A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the Company’s GAAP results and the reconciliation to the corresponding GAAP financial measure, provides a more complete understanding of the Company’s business. Users of the financial statements are encouraged to review the Company’s financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below, where not previously reconciled above.

		Notes	4Q21	FY2021	1Q22	2Q22	3Q22	4Q22	FY2022
	Consolidated Metrics
(a)	Revenues (GAAP)		$1,284.8	$5,070.8	$1,155.7	$1,138.3	$1,089.6	$1,091.9	$4,475.5
	Foreign currency translation impact	(i)	14.8	(18.3)	33.2	42.1	60.8	49.4	185.5
	Revenues, constant currency (non-GAAP)		1,299.6	5,052.5	1,188.9	1,180.4	1,150.4	1,141.3	4,661.0
	Less Business Solutions revenues, constant currency (non-GAAP)	(i), (p)	(109.2)	(405.9)	(91.9)	(40.1)	(50.4)	(34.0)	(216.4)
	Adjusted revenues (non-GAAP)		$1,190.4	$4,646.6	$1,097.0	$1,140.3	$1,100.0	$1,107.3	$4,444.6
	Prior year revenues (GAAP)		$1,271.8	$4,835.0	$1,210.0	$1,289.7	$1,286.3	$1,284.8	$5,070.8
	Less prior year revenues from Business Solutions (GAAP)	(p)	(89.2)	(356.1)	(96.5)	(99.3)	(116.8)	(109.2)	(421.8)
	Adjusted prior year revenues (non-GAAP)		$1,182.6	$4,478.9	$1,113.5	$1,190.4	$1,169.5	$1,175.6	$4,649.0
	Revenues (GAAP) - YoY % change		1%	5%	(4)%	(12)%	(15)%	(15)%	(12)%
	Revenues, constant currency (non-GAAP) - YoY% change		2%	4%	(2)%	(8)%	(11)%	(11)%	(8)%
	Adjusted revenues (non-GAAP) - YoY % change		1%	4%	(1)%	(4)%	(6)%	(6)%	(4)%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	4Q21	FY2021	1Q22	2Q22	3Q22	4Q22	FY2022
	Consolidated Metrics cont.
(b)	Operating income (GAAP)		$316.8	$1,123.1	$237.5	$264.0	$231.8	$151.6	$884.9
	Acquisition and divestiture costs	(k)	3.7	15.7	3.3	0.9	0.4	1.6	6.2
	Russia/Belarus exit costs	(q)	N/A	N/A	11.0	0.2	(0.6)	(0.6)	10.0
	Business Solutions exit costs	(q)	N/A	N/A	7.7	—	—	—	7.7
	Operating expense redeployment program costs	(s)	N/A	N/A	N/A	N/A	N/A	21.8	21.8
	Less Business Solutions operating income(1)	(p)	N/A	N/A	(26.5)	(7.9)	(15.6)	(6.6)	(56.6)
	Adjusted operating income (non-GAAP)		$320.5	$1,138.8	$233.0	$257.2	$216.0	$167.8	$874.0
	Depreciation and amortization		47.9	208.2	46.8	45.9	44.7	46.4	183.8
	Adjusted EBITDA (non-GAAP)	(j)	$368.4	$1,347.0	$279.8	$303.1	$260.7	$214.2	$1,057.8
	Operating margin (GAAP)		24.7%	22.1%	20.5%	23.2%	21.3%	13.9%	19.8%
	Adjusted operating margin (non-GAAP)		24.9%	22.5%	N/A	N/A	N/A	N/A	N/A
	Adjusted operating margin, excluding Business Solutions operating income (non-GAAP)(1)		N/A	N/A	21.8%	23.3%	20.6%	15.8%	20.4%
	Adjusted EBITDA margin (non-GAAP)		28.7%	26.6%	26.2%	27.5%	24.9%	20.2%	24.7%

______________________________________________________________________________________________

(1) Concurrent with the sale in the first quarter of 2022, the Business Solutions operating income has been excluded. See tickmark (p) below for more information.

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	4Q21	FY2021	1Q22	2Q22	3Q22	4Q22	FY2022
(c)	Net income (GAAP)		$168.8	$805.8	$293.3	$194.0	$173.9	$249.4	$910.6
	Acquisition and divestiture costs	(k)	3.7	15.7	3.3	0.9	0.4	1.6	6.2
	Gain on investment sale	(l)	—	(47.9)	N/A	N/A	N/A	N/A	N/A
	Debt extinguishment costs	(m)	—	14.8	N/A	N/A	N/A	N/A	N/A
	Pension settlement charge	(n)	109.8	109.8	N/A	N/A	N/A	N/A	N/A
	Business Solutions gain	(p)	N/A	N/A	(151.4)	—	—	(96.9)	(248.3)
	Business Solutions exit costs	(q)	N/A	N/A	7.7	—	—	—	7.7
	Russia/Belarus exit costs	(q)	N/A	N/A	11.0	0.2	(0.6)	(0.6)	10.0
	Operating expense redeployment program costs	(s)	N/A	N/A	N/A	N/A	N/A	21.8	21.8
	Income tax (benefit)/expense from change in permanent reinvestment assertion related to the sale of Business Solutions	(o)	(0.2)	17.9	N/A	N/A	N/A	N/A	N/A
	Income tax benefit from reversal of significant uncertain tax positions	(r)	N/A	N/A	N/A	N/A	(13.2)	(68.5)	(81.7)
	Income tax (benefit)/expense from other adjustments	(k), (l), (m), (n), (p), (q), (s)	(23.3)	(19.0)	38.7	2.0	3.0	14.7	58.4
	Adjusted net income (non-GAAP)		$258.8	$897.1	$202.6	$197.1	$163.5	$121.5	$684.7

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	4Q21	FY2021	1Q22	2Q22	3Q22	4Q22	FY2022
	Consolidated Metrics cont.
(d)	Effective tax rate (GAAP)		7%	14%	19%	18%	10%	(15)%	10%
	Change in permanent reinvestment assertion related to the sale of Business Solutions	(o)	0%	(2)%	N/A	N/A	N/A	N/A	N/A
	Reversal of significant uncertain tax positions	(r)	N/A	N/A	N/A	N/A	7%	32%	8%
	Other adjustments	(k), (l), (m), (n), (p), (q), (s)	5%	1%	(6)%	(1)%	(2)%	(2)%	(3)%
	Adjusted effective tax rate (non-GAAP)		12%	13%	13%	17%	15%	15%	15%

(e)	Diluted earnings per share (GAAP) ($- dollars)		$0.42	$1.97	$0.74	$0.50	$0.45	$0.65	$2.34
	Pretax impacts from the following:
	Acquisition and divestiture costs	(k)	0.01	0.03	0.01	—	—	—	0.01
	Gain on investment sale	(l)	—	(0.12)	N/A	N/A	N/A	N/A	N/A
	Debt extinguishment costs	(m)	—	0.04	N/A	N/A	N/A	N/A	N/A
	Pension settlement charge	(n)	0.27	0.27	N/A	N/A	N/A	N/A	N/A
	Business Solutions gain	(p)	N/A	N/A	(0.38)	—	—	(0.25)	(0.64)
	Business Solutions exit costs	(q)	N/A	N/A	0.02	—	—	—	0.02
	Russia/Belarus exit costs	(q)	N/A	N/A	0.02	—	—	—	0.03
	Operating expense redeployment program costs	(s)	N/A	N/A	N/A	N/A	N/A	0.06	0.06
	Income tax expense/(benefit) impacts from the following:
	Change in permanent reinvestment assertion related to the sale of Business Solutions	(o)	—	0.04	N/A	N/A	N/A	N/A	N/A
	Reversal of significant uncertain tax positions	(r)	N/A	N/A	N/A	N/A	(0.03)	(0.18)	(0.21)
	Other adjustments	(k), (l), (m), (n), (p), (q), (s)	(0.06)	(0.04)	0.10	0.01	—	0.04	0.15
	Adjusted diluted earnings per share (non-GAAP) ($- dollars)		$0.64	$2.19	$0.51	$0.51	$0.42	$0.32	$1.76

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

(in millions, unless indicated otherwise)

		Notes	4Q21	FY2021	1Q22	2Q22	3Q22	4Q22	FY2022
	C2C Segment Metrics
(f)	Revenues (GAAP)		$1,111.5	$4,394.0	$999.0	$1,026.9	$982.4	$985.2	$3,993.5
	Foreign currency translation impact	(i)	6.2	(46.4)	20.8	28.1	37.1	30.9	116.9
	Revenues, constant currency (non-GAAP)		$1,117.7	$4,347.6	$1,019.8	$1,055.0	$1,019.5	$1,016.1	$4,110.4
	Prior year revenues (GAAP)		$1,121.5	$4,220.0	$1,050.9	$1,127.1	$1,104.5	$1,111.5	$4,394.0
	Revenues (GAAP) - YoY % change		(1)%	4%	(5)%	(9)%	(11)%	(11)%	(9)%
	Adjusted revenues (non-GAAP) - YoY % change		0%	3%	(3)%	(6)%	(8)%	(9)%	(6)%

(g)	Cross-border principal, as reported ($- billions)		$26.5	$104.1	$23.8	$23.4	$23.0	$23.4	$93.6
	Foreign currency translation impact	(i)	0.2	(1.2)	0.5	0.9	1.1	0.8	3.3
	Cross-border principal, constant currency ($- billions)		$26.7	$102.9	$24.3	$24.3	$24.1	$24.2	$96.9
	Prior year cross-border principal, as reported ($- billions)		$25.3	$90.6	$24.5	$26.6	$26.5	$26.5	$104.1
	Cross-border principal, as reported - YoY % change		5%	15%	(3)%	(12)%	(13)%	(12)%	(10)%
	Cross-border principal, constant currency - YoY % change		5%	14%	(1)%	(9)%	(9)%	(9)%	(7)%

	Business Solutions Segment Metrics
(h)	Revenues (GAAP)		$109.2	$421.8	$89.1	$35.7	$42.6	$29.5	$196.9
	Foreign currency translation impact	(i)	0.0	(15.9)	2.8	4.4	7.8	4.5	19.5
	Revenues, constant currency (non-GAAP)		$109.2	$405.9	$91.9	$40.1	$50.4	$34.0	$216.4
	Prior year revenues (GAAP)		$89.2	$356.1	$96.5	$99.3	$116.8	$109.2	$421.8
	Revenues (GAAP) - YoY % change		22%	18%	(8)%	(64)%	(63)%	(73)%	(53)%
	Adjusted revenues (non-GAAP) - YoY % change		22%	14%	(5)%	(60)%	(57)%	(69)%	(49)%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(Unaudited)

2023 Consolidated Outlook Metrics
	Notes	Range
Revenues (GAAP) - YoY % change		(9)%	(7)%
Foreign currency translation impact	(i)	1%	1%
Impact from Business Solutions	(p)	4%	4%
Revenues, constant currency, excluding Business Solutions (non-GAAP) - YoY % change		(4)%	(2)%

		Range
Operating margin (GAAP)		18%	20%
Operating expense redeployment program costs	(s)	1%	1%
Impact from acquisition and divestiture costs	(k)	0%	0%
Impact from Business Solutions	(p)	0%	0%
Operating margin, adjusted (non-GAAP)		19%	21%

		Range
Earnings per share (GAAP) ($- dollars)		$1.48	$1.58
Gain on the sale of Business Solutions	(p)	(0.06)	(0.06)
Operating expense redeployment program costs, net of related taxes	(s)	0.06	0.06
Income taxes associated with the gain on the sale of Business Solutions	(p)	0.07	0.07
Earnings per share, adjusted (non-GAAP) ($- dollars)		$1.55	$1.65

Non-GAAP related notes:

(i)
Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. The Company believes that this measure provides management and investors with information about revenue results and trends that eliminates currency volatility while increasing the comparability of the Company's underlying results and trends.
(j)
Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.
(k)
Represents the impact from expenses incurred in connection with the Company's acquisition and divestiture activity, including for the review and closing of these transactions. The Company believes that, by excluding the effects of these charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of the Company's underlying operating results.
(l)
On April 12, 2021, the Company sold a substantial majority of the noncontrolling interest it held in a private company for cash proceeds of $50.9 million. As a result, the Company recorded a pre-tax gain in the second quarter of 2021. The gain on the sale and the income taxes on the gain have been removed from adjusted results. The Company believes excluding the impact of this gain will provide investors with a more meaningful comparison of results with the historical periods presented.
(m)
On April 1, 2021, the Company repaid $500 million of aggregate principal amount of 3.6% unsecured notes due in 2022 and incurred approximately $14.8 million of costs, excluding accrued interest, in connection with the repayment. The cost associated with the repayment was recorded to Other income/(expense), net, in the second quarter of 2021. The costs associated with the payment and related tax benefit have been removed from adjusted results. The Company believes excluding the impact of this charge will provide investors with a more meaningful comparison of results with the historical periods presented.
(n)
Represents the settlement charges for the Company's defined benefit pension plan incurred in the fourth quarter of 2021. On July 22, 2021, the Company's Board of Directors approved a plan to terminate and settle this frozen defined benefit plan, and during the fourth quarter of 2021, the Company settled its obligations under the plan and transferred the corresponding amount of plan assets to the insurer. The expenses associated with the pension settlement were recorded to Pension settlement charges within Total other income/(expense), net. The Company believes excluding the impact of this charge will provide investors with a more meaningful comparison of results with the historical periods presented.
(o)
Represents the tax impact from changes to certain of the Company's permanent reinvestment assertions related to its decision to classify its Business Solutions business as held for sale in 2021. The Company believes excluding the impact of this charge will provide investors with a more meaningful comparison of results with the historical periods presented.
(p)
During 2021, the Company entered into an agreement to sell its Business Solutions business to Goldfinch Partners LLC and The Baupost Group LLC (collectively, the "Buyer") and received cash consideration of $887.2 million, net of cash divested, subject to the remaining close and regulatory capital adjustments. The sale will be completed in three closings, the first of which occurred on March 1, 2022 with the entirety of the cash consideration collected at that time and allocated to the closings on a relative fair value basis. The first closing excluded the operations in the European Union and the United Kingdom and resulted in a gain of $151.4 million. The second closing, which includes the United Kingdom operations, occurred on December 31, 2022 and resulted in a gain of $96.9 million. The third closing, which includes the European Union operations, is currently expected in the second quarter of 2023, pending regulatory approvals. Revenues have been adjusted to exclude the carved out financial information for the Business Solutions business to compare the year-over-year changes and trends in the Company's continuing businesses, excluding the effects of this divestiture. While the sale of the Company's Business Solutions business does not qualify for or represent discontinued operations, the Company has also adjusted operating income, beginning in the first quarter of 2022 and concurrent with the sale, to exclude the carved out direct profit of the Business Solutions business. The operations of the Business Solutions business to be sold in the third closing will continue to be included in Revenues and Operating income after the second closing. However, between the first and third closings, the Company is required to pay the Buyer a measure of the profits from these operations, while owned by the Company, adjusted for other charges, and this expense is recognized in Other income/(expense), net. Therefore, the Company believes that providing this information enhances investors' understanding of the profitability of the Company's remaining businesses. The Company has also excluded the gain on the sale, net of related taxes from its results, as management believes that excluding the impact from the gain on sale of the Business Solutions business will provide investors with a clearer and more meaningful comparison of results. These financial measures are non-GAAP measures and should not be considered a substitute for the GAAP measures.

(q)
Represents the exit costs incurred in connection with the divestiture of the Business Solutions business and the suspension of operations in Russia and Belarus, primarily related to severance and non-cash impairments of property and equipment, an operating lease right-of-use asset, and other intangible assets. While certain of the expenses are identifiable to the Company's segments, the expenses are not included in the measurement of segment operating income provided to the Chief Operating Decision Maker for purposes of performance assessment and resource allocation. These expenses are therefore excluded from the Company's segment operating income results. These expenses have been excluded from operating income, the effective tax rate, and diluted earnings per share, net of related taxes. The Company believes that, by excluding the effects of these charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of the Company's underlying operating results.
(r)
Represents non-cash reversals of significant uncertain tax positions. While the Company continues to reverse its uncertain tax positions upon settlements with taxing authorities, the lapse of the applicable statute of limitations, and other events, the Company has excluded certain reversals of uncertain tax positions in the third and fourth quarter of 2022 because of the significance of these reversals on its reported results. The Company believes excluding these reversals provides a more meaningful comparison of results to the historical periods presented.
(s)
Represents severance, non-cash impairments of operating lease right-of-use assets and property and equipment, and other expenses associated with the Company's program to redeploy expenses in its cost base through optimizations in vendor management, real estate, marketing, and people costs. The expenses are not included in the measurement of segment operating income provided to the Chief Operating Decision Maker for purposes of performance assessment and resource allocation. The Company believes excluding the impact of these expenses will provide investors with a more meaningful comparison of operating results.

Other notes:

(aa)
Geographic split for transactions and revenue, including transactions initiated digitally, as earlier defined, is determined entirely based upon the region where the money transfer is initiated.
(bb)
Represents the North America (United States and Canada) (“NA”) region of the Company's Consumer-to-Consumer segment.
(cc)
Represents the Europe and the Russia/Commonwealth of Independent States (“EU & CIS”) region of the Company's Consumer-to-Consumer segment.
(dd)
Represents the Middle East, Africa, and South Asia (“MEASA”) region of the Company's Consumer-to-Consumer segment, including India and certain South Asian countries, which consist of Bangladesh, Bhutan, Maldives, Nepal, and Sri Lanka.
(ee)
Represents the Latin America and the Caribbean (“LACA”) region of the Company’s Consumer-to-Consumer segment, including Mexico.
(ff)
Represents the East Asia and Oceania (“APAC”) region of the Company’s Consumer-to-Consumer segment.
(gg)
Represents transactions conducted and funded through websites and mobile applications marketed under the Company’s brands (“Branded Digital”).